UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

811 Louisiana, Suite 2100

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, the board of directors (the “Board”) of Targa Resources Corp. (the “Company”) appointed Matthew J. Meloy, age 39, President of the Company, effective March 1, 2018. Mr. Meloy has served as Executive Vice President and Chief Financial Officer of the Company since May 2015. Mr. Meloy previously served as Senior Vice President, Chief Financial Officer and Treasurer of the Company between October 2010 and May 2015. He also served as Vice President — Finance and Treasurer of the Company between April 2008 and October 2010, and as Director, Corporate Development of the Company between March 2006 and March 2008. Mr. Meloy was with The Royal Bank of Scotland in the structured finance group, focusing on the energy sector from October 2003 to March 2006, most recently serving as Assistant Vice President.

On February 1, 2018, the Board appointed Patrick J. McDonie, age 57, President—Gathering and Processing of the Company, effective March 1, 2018. Mr. McDonie has served as Executive Vice President – Southern Field Gathering and Processing of the Company since November 12, 2015. Mr. McDonie previously served as President of Atlas Pipeline Partners GP LLC (“Atlas”), which was acquired by Targa Resources Partners LP (the “Partnership”), a subsidiary of the Company, on February 28, 2015, between October 2013 and February 2015. He also served as Chief Operating Officer of Atlas between July 2012 and October 2013 and as Senior Vice President of Atlas between July 2012 and October 2013. He served as President of ONEOK Energy Services Company, a natural gas transportation, storage, supplier and marketing company, between May 2008 and July 2012.

On February 1, 2018, the Board appointed D. Scott Pryor, age 55, President – Logistics and Marketing of the Company, effective March 1, 2018. Mr. Pryor has served as Executive Vice President – Logistics and Marketing of the Company since November 12, 2015. Mr. Pryor previously served as Senior Vice President – NGL Logistics & Marketing of Targa Resources Operating LLC (“Targa Operating”), a subsidiary of the Partnership, and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President of Targa Operating between July 2011 and May 2014 and has held officer positions with other Partnership subsidiaries since 2005.

On February 1, 2018, the Board appointed Robert M. Muraro, age 41, Chief Commercial Officer of the Company, effective March 1, 2018. Mr. Muraro has served as Executive Vice President—Commercial of the Company since February 22, 2017. Mr. Muraro previously served as Senior Vice President – Commercial and Business Development of Targa Midstream Services LLC, a subsidiary of the Partnership, and various other subsidiaries of the Partnership between March 2016 and February 2017. He also served as Vice President – Commercial Development of various subsidiaries of the Partnership between January 2013 and March 2016. He held the position of Director of Business Development between August 2004 and January 2013.

On February 1, 2018, the Board appointed Jennifer R. Kneale, age 39, Chief Financial Officer of the Company, effective March 1, 2018. Ms. Kneale has served as Vice President—Finance of the Company since December 16, 2015. She previously served as Senior Director, Finance between March 2015 and December 2015. She also served as Director, Finance between May 2013 and February 2015. Ms. Kneale was with Tudor, Pickering, Holt & Co. in its energy private equity group, TPH Partners, from September 2011 to May 2013, most recently serving as Director of Investor Relations. Ms. Kneale will replace Mr. Meloy as Chief Financial Officer of the Company on the effective date of her appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES CORP.

Date: February 5, 2018	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer